Exhibit 99.1

Blucora Announces First Quarter 2017 Results and Preliminary Tax Season Results
Strong Performance Drives Double Digit Revenue, Segment Income and EPS Growth

BELLEVUE, WA — (GLOBE NEWSWIRE) — May 4, 2017 — Blucora, Inc. (NASDAQ: BCOR), a leading provider of technology-enabled financial solutions to consumers, small businesses and tax professionals, today announced financial results for the first quarter ended March 31, 2017.
First Quarter Highlights and Recent Developments

•	TaxAct revenue and segment income expected to grow approximately 15 and 14 percent respectively for the six months through June 30, 2017 compared to the same period last year

•	HD Vest exceeded $11 billion in fee-based assets under management, up 16 percent versus prior year

•	Repaid $38 million in debt and exited the quarter with a 3.3x leverage ratio down from 5.2x in the same period last year

•	Expect to close new credit facility in May 2017 that we believe will simplify capital structure, increase tenor and reduce interest expense by approximately $3.4 million in cash annually

•	Appointed two new independent directors with substantial financial services and public company board experience
“A focus on operational execution, a continued shift to profitable customers in tax preparation, and market tailwinds in wealth management have together driven double-digit revenue and segment income growth for the first quarter,” said John Clendening, Blucora’s President and Chief Executive Officer. “The strong segment performance coupled with continued debt reduction resulted in strong EPS growth. The efforts we have taken to transform and reposition our company while reducing debt are bearing fruit, which we believe will continue to become more evident as the year progresses.”
Summary Financial Performance: Q1 2017
($ in millions except per share amounts)

	Q1	Q1
	2017	2016	Change
Revenue	$182.4	$165.8	10%
Wealth Management	$82.7	$77.3	7%
Tax Preparation	$99.7	$88.5	13%
Segment Income	$65.0	$58.5	11%
Wealth Management	$11.9	$10.9	9%
Tax Preparation	$53.1	$47.6	12%
Unallocated Corporate Operating Expenses	$(6.8)	$(4.7)	44%
GAAP:
Operating Income	$43.9	$39.4	11%
Net Income Attributable to Blucora, Inc.	$30.6	$22.7	35%
Diluted Net Income Per Share Attributable to Blucora, Inc. (EPS)	$0.67	$0.54	24%
Non-GAAP:
Adjusted EBITDA	$58.2	$53.8	8%
Net Income	$47.4	$39.3	21%
Diluted Net Income Per Share (EPS)	$1.04	$0.94	11%
See reconciliations of all non-GAAP to GAAP measures presented in this release in the tables below.
Tax Season Update
“This is our second year in a multi-year pivot in our TaxAct business to focus on profitable customers,” Clendening continued. “Our new strategy, utilizing our pricing power, enabled us to grow average revenue per user, increase our completion and retention rate, and improve paid mix.  We are encouraged by these metrics and believe that they reinforce the merits of our strategy of focusing on higher value customers despite that as expected, we lost share in DDIY e-files.”

(in thousands, except %s)	Tax seasons ended
	April 18, 2017	April 19, 2016	% change
Consumer:
Online e-files	3,958	4,613	(14)%
Desktop e-files	184	234	(21)%
Sub-total e-files	4,142	4,847	(15)%
Free File Alliance e-files	164	158	4%
Total consumer e-files	4,306	5,005	(14)%
Professional tax preparer:
E-files	1,717	1,630	5%
Total e-files (consumer and preparer)	6,023	6,635	(9)%
Tax season begins on the first day that the IRS begins accepting e-files and ends on tax day +1. This information includes non-financial metrics used in measuring the performance of the consumer and professional tax preparer sides of the Tax Preparation business.

Second Quarter and Full Year 2017 Outlook
For the second quarter of 2017, the Company expects revenues to be between $135.0 million and $138.5 million, GAAP net loss attributable to Blucora, Inc. to be between $4.0 million and $0.2 million, or $(0.09) to nil per diluted share, Adjusted EBITDA to be between $39.4 million and $42.0 million, and Non-GAAP net income to be between $28.5 million and $31.5 million, or $0.63 to $0.69 per diluted share.
For the full year 2017, the Company expects revenues to be between $493.0 million and $506.0 million, GAAP net income (loss) attributable to Blucora, Inc. to be between $(3.4) million and $2.9 million, or $(0.08) to $0.06 per diluted share, Adjusted EBITDA to be between $96.0 million and $103.3 million, and Non-GAAP net income to be between $59.0 million and $66.8 million, or $1.28 to $1.45 per diluted share.
The second quarter and fiscal 2017 outlook for GAAP net income or loss attributable to Blucora assumes an estimated tax rate of approximately 20%. Our actual tax rate may differ significantly from this estimated tax rate due to our projected near break even pre-tax income, and the adoption of Accounting Standards Update No. 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Accounting (“ASU 2016-09”). In addition, our GAAP net income or loss attributable to Blucora outlook excludes any impact to tax expense for discrete items, which are affected by ASU 2016-09, and variable stock-based compensation related to grants to non-employee advisors, and including these items in our actual results when they occur may cause our actual results to differ significantly from the outlook provided.
Conference Call and Webcast
A conference call and live webcast will be held today at 8:30 a.m. Eastern Time during which the Company will further discuss first quarter results, its outlook for the second quarter and full year 2017, tax season update, and other business matters. We will also provide the prepared remarks for the conference call along with supplemental financial information to our results on the Investor Relations section of the Blucora corporate website at http://www.blucora.com prior to the call. The supplemental financial information has also been filed with the SEC on Form 8-K. A replay of the call be available on our website.

About Blucora®
Blucora, Inc. (NASDAQ: BCOR) is a leading provider of technology-enabled financial solutions to consumers, small businesses and tax professionals. Our products and services in tax preparation and wealth management, through TaxAct and HD Vest, help consumers manage their financial lives. TaxAct is an affordable digital tax preparation solution for individuals, business owners and tax professionals. HD Vest Financial Services ® supports an independent network of tax professionals who provide comprehensive financial planning solutions. For more information on Blucora or its businesses, please visit www.blucora.com.
Source: Blucora
Blucora Contact:
Bill Michalek (972) 870-6463
bill.michalek@blucora.com
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: risks associated with the Company’s strategic transformation and the successful execution of its strategic initiatives, operating plans and marketing strategies; general economic, political, industry, and market conditions; the Company’s ability to attract and retain productive advisors; the Company’s ability to successfully make technology enhancements and introduce new products and services; information technology and cybersecurity risks; the effect of current, pending and future legislation, regulation and regulatory actions, such as the new Department of Labor rule and any changes in tax laws; dependence on third parties to distribute products and services; litigation risks; the Company’s ability to hire, retain and motivate key employees; the Company’s ability to protect its intellectual property; and financing risks, including risks related to the Company’s existing debt obligations and the closing of its proposed credit facility. A more detailed description of these and certain other factors that could affect actual results is included in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this release.

Blucora, Inc.
Preliminary Condensed Consolidated Statements of Operations
(Unaudited)
(Amounts in thousands, except per share data)

	Three months ended March 31,
	2017	2016
Revenue:
Wealth management services revenue	$82,667	$77,291
Tax preparation services revenue	99,708	88,474
Total revenue	182,375	165,765
Operating expenses:
Cost of revenue:
Wealth management services cost of revenue	55,874	52,269
Tax preparation services cost of revenue	3,818	3,207
Amortization of acquired technology	48	667
Total cost of revenue (1)	59,740	56,143
Engineering and technology (1)	4,748	4,295
Sales and marketing (1)	48,998	43,837
General and administrative (1)	13,483	12,753
Depreciation	940	975
Amortization of other acquired intangible assets	8,288	8,316
Restructuring (1)	2,289	—
Total operating expenses	138,486	126,319
Operating income	43,889	39,446
Other loss, net (2)	(9,708)	(7,514)
Income from continuing operations before income taxes	34,181	31,932
Income tax expense	(3,471)	(11,643)
Income from continuing operations	30,710	20,289
Discontinued operations, net of income taxes	—	2,522
Net income	30,710	22,811
Net income attributable to noncontrolling interests	(126)	(144)
Net income attributable to Blucora, Inc.	$30,584	$22,667
Net income per share attributable to Blucora, Inc. - basic:
Continuing operations	$0.73	$0.49
Discontinued operations	—	0.06
Basic net income per share	$0.73	$0.55
Net income per share attributable to Blucora, Inc. - diluted:
Continuing operations	$0.67	$0.48
Discontinued operations	—	0.06
Diluted net income per share	$0.67	$0.54
Weighted average shares outstanding:
Basic	42,145	41,171
Diluted	45,428	41,610
(1) Stock-based compensation expense was allocated among the following captions (in thousands):

	Three months ended March 31,
	2017	2016
Cost of revenue	$46	$42
Engineering and technology	285	411
Sales and marketing	691	601
General and administrative	1,543	3,175
Restructuring	443	—
Total stock-based compensation expense	$3,008	$4,229
(2) Other loss, net consisted of the following (in thousands):

	Three months ended March 31,
	2017	2016
Interest income	$(20)	$(25)
Interest expense	6,436	9,191
Amortization of debt issuance costs	387	610
Accretion of debt discounts	1,085	1,406
(Gain) loss on debt extinguishment and modification expense	1,780	(3,843)
Other	40	175
Other loss, net	$9,708	$7,514

Blucora, Inc.
Preliminary Condensed Consolidated Balance Sheets
(Unaudited)
(Amounts in thousands)

	March 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$74,609	$51,713
Cash segregated under federal or other regulations	1,872	2,355
Available-for-sale investments	160	7,101
Accounts receivable, net of allowance	11,448	10,209
Commissions receivable	15,402	16,144
Other receivables	2,380	4,004
Prepaid expenses and other current assets, net	6,800	6,321
Total current assets	112,671	97,847
Long-term assets:
Property and equipment, net	8,990	10,836
Goodwill, net	548,778	548,741
Other intangible assets, net	353,847	362,178
Other long-term assets	2,897	3,057
Total long-term assets	914,512	924,812
Total assets	$1,027,183	$1,022,659
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,223	$4,536
Commissions and advisory fees payable	16,389	16,587
Accrued expenses and other current liabilities	25,887	18,528
Deferred revenue	7,435	12,156
Current portion of long-term debt, net	2,560	2,560
Total current liabilities	59,494	54,367
Long-term liabilities:
Long-term debt, net	212,264	248,221
Convertible senior notes, net	165,350	164,176
Deferred tax liability, net	59,102	111,126
Deferred revenue	1,145	1,849
Other long-term liabilities	8,546	10,205
Total long-term liabilities	446,407	535,577
Total liabilities	505,901	589,944

Redeemable noncontrolling interests	15,822	15,696

Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	1,516,421	1,510,152
Accumulated deficit	(1,010,628)	(1,092,756)
Accumulated other comprehensive loss	(337)	(381)
Total stockholders’ equity	505,460	417,019
Total liabilities and stockholders’ equity	$1,027,183	$1,022,659

Blucora, Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Amounts in thousands)

	Three months ended March 31,
	2017	2016
Operating Activities:
Net income	$30,710	$22,811
Less: Discontinued operations, net of income taxes	—	2,522
Net income from continuing operations	30,710	20,289
Adjustments to reconcile net income from continuing operations to net cash from operating activities:
Stock-based compensation	2,565	4,229
Depreciation and amortization of acquired intangible assets	9,470	10,105
Restructuring (non-cash)	864	—
Deferred income taxes	(481)	(5,127)
Amortization of premium on investments, net	10	79
Amortization of debt issuance costs	387	610
Accretion of debt discounts	1,085	1,406
(Gain) loss on debt extinguishment and modification expense	1,780	(3,843)
Other	—	13
Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable	(1,239)	(2,967)
Commissions receivable	742	1,266
Other receivables	2,198	20,146
Prepaid expenses and other current assets	(479)	2,709
Other long-term assets	122	95
Accounts payable	2,687	5,217
Commissions and advisory fees payable	(198)	(1,705)
Deferred revenue	(5,425)	(2,610)
Accrued expenses and other current and long-term liabilities	8,102	18,809
Net cash provided by operating activities from continuing operations	52,900	68,721
Investing Activities:
Purchases of property and equipment	(1,165)	(677)
Proceeds from sales of investments	249	—
Proceeds from maturities of investments	7,092	—
Purchases of investments	(409)	(403)
Net cash provided (used) by investing activities from continuing operations	5,767	(1,080)
Financing Activities:
Repurchase of convertible notes	—	(20,667)
Repayment of credit facility	(38,000)	(40,000)
Proceeds from stock option exercises	4,234	1,088
Proceeds from issuance of stock through employee stock purchase plan	662	562
Tax payments from shares withheld for equity awards	(2,209)	(329)
Contingent consideration payments for business acquisition	(946)	—
Net cash used by financing activities from continuing operations	(36,259)	(59,346)
Net cash provided by continuing operations	22,408	8,295

Net cash provided by operating activities from discontinued operations	—	9,795
Net cash used by investing activities from discontinued operations	—	(479)
Net cash used by financing activities from discontinued operations	—	(5,000)
Net cash provided by discontinued operations	—	4,316

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	5	—
Net increase in cash, cash equivalents, and restricted cash	22,413	12,611
Cash, cash equivalents, and restricted cash, beginning of period	54,868	59,830
Cash, cash equivalents, and restricted cash, end of period	$77,281	$72,441

Blucora, Inc.
Preliminary Segment Information
(Unaudited)
(Amounts in thousands)

	Three months ended March 31,
	2017	2016
Revenue:
Wealth Management (1)	$82,667	$77,291
Tax Preparation (1)	99,708	88,474
Total revenue	182,375	165,765
Operating income:
Wealth Management	11,853	10,906
Tax Preparation	53,133	47,573
Corporate-level activity (2)	(21,097)	(19,033)
Total operating income	43,889	39,446
Other loss, net	(9,708)	(7,514)
Income tax expense	(3,471)	(11,643)
Discontinued operations, net of income taxes	—	2,522
Net income	$30,710	$22,811
(1) Revenues by major category within each segment are presented below (in thousands):

	Three months ended March 31,
	2017	2016
Wealth Management:
Commission	$39,595	$36,856
Advisory	33,576	31,532
Asset-based	5,966	5,818
Transaction and fee	3,530	3,085
Total Wealth Management revenue	$82,667	$77,291
Tax Preparation:
Consumer	$88,242	$77,471
Professional	11,466	11,003
Total Tax Preparation revenue	$99,708	$88,474
(2) Corporate-level activity included the following (in thousands):

	Three months ended March 31,
	2017	2016
Operating expenses	$6,773	$4,699
Stock-based compensation	2,565	4,229
Depreciation	1,134	1,122
Amortization of acquired intangible assets	8,336	8,983
Restructuring	2,289	—
Total corporate-level activity	$21,097	$19,033

Blucora, Inc.
Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures
Preliminary Adjusted EBITDA Reconciliation (1)
(Unaudited)
(Amounts in thousands)

	Three months ended March 31,
	2017	2016
Operating income (loss) (2)	$43,889	$39,446
Stock-based compensation	2,565	4,229
Depreciation and amortization of acquired intangible assets	9,470	10,105
Restructuring	2,289	—
Adjusted EBITDA	$58,213	$53,780
Preliminary Non-GAAP Net Income Reconciliation (1)
(Unaudited)
(Amounts in thousands, except per share amounts)

	Three months ended March 31,
	2017	2016
Net income attributable to Blucora, Inc.(2)	$30,584	$22,667
Discontinued operations, net of income taxes	—	(2,522)
Stock-based compensation	2,565	4,229
Amortization of acquired intangible assets	8,336	8,983
Accretion of debt discount on Convertible Senior Notes	934	963
Accelerated accretion of debt discount on Convertible Senior Notes	—	1,628
Gain on Convertible Senior Notes repurchased	—	(7,724)
Restructuring	2,289	—
Impact of noncontrolling interests	126	144
Cash tax impact of adjustments to GAAP net income	(587)	339
Non-cash income tax expense (1)	3,160	10,579
Non-GAAP net income	$47,407	$39,286

Per diluted share:
Net income attributable to Blucora, Inc.	$0.67	$0.54
Discontinued operations, net of income taxes	—	(0.06)
Stock-based compensation	0.06	0.10
Amortization of acquired intangible assets	0.18	0.23
Accretion of debt discount on Convertible Senior Notes	0.02	0.02
Accelerated accretion of debt discount on Convertible Senior Notes	—	0.04
Gain on Convertible Senior Notes repurchased	—	(0.19)
Restructuring	0.05	—
Impact of noncontrolling interests	0.00	0.00
Cash tax impact of adjustments to GAAP net income	(0.01)	0.01
Non-cash income tax expense	0.07	0.25
Non-GAAP net income	$1.04	$0.94
Weighted average shares outstanding used in computing per diluted share amounts	45,428	41,610

Preliminary Adjusted EBITDA Reconciliation for Forward-Looking Guidance
(Amounts in thousands)

	Ranges for the three months ending		Ranges for the year ending
	June 30, 2017		December 31, 2017
Net income (loss) attributable to Blucora, Inc.	$(4,000)	$(200)	$(3,400)	$2,900
Stock-based compensation	3,500	3,400	12,600	12,400
Depreciation and amortization of acquired intangible assets	9,600	9,400	38,100	37,900
Restructuring	700	600	3,300	3,100
Other loss, net (3)	25,600	25,300	45,800	45,400
Impact of noncontrolling interests	200	200	400	700
Income tax (benefit) expense	3,800	3,300	(800)	900
Adjusted EBITDA	$39,400	$42,000	$96,000	$103,300
Preliminary Non-GAAP Net Income Reconciliation for Forward-Looking Guidance
(Amounts in thousands)

	Ranges for the three months ending		Ranges for the year ending
	June 30, 2017		December 31, 2017
Net income (loss) attributable to Blucora, Inc.	$(4,000)	$(200)	$(3,400)	$2,900
Stock-based compensation	3,500	3,400	12,600	12,400
Amortization of acquired intangible assets	8,400	8,300	33,400	33,300
Accretion of debt discount on Convertible Senior Notes	800	800	1,800	1,800
Loss on debt extinguishment and modification expense	16,100	16,100	16,100	16,100
Restructuring	700	600	3,300	3,100
Impact of noncontrolling interests	200	200	400	700
Cash tax impact of adjustments to net income (loss)	—	—	(600)	(600)
Non-cash income tax (benefit) expense	2,800	2,300	(4,600)	(2,900)
Non-GAAP net income	$28,500	$31,500	$59,000	$66,800

Notes to Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures

(1) We define Adjusted EBITDA as operating income, determined in accordance with GAAP, excluding the effects of depreciation, amortization of acquired intangible assets (including acquired technology), stock-based compensation, and restructuring costs. Restructuring costs relate to the upcoming move of our corporate headquarters, which was announced in the fourth quarter of 2016.

We believe that Adjusted EBITDA provides meaningful supplemental information regarding our performance. We use this non-GAAP financial measure for internal management and compensation purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. We believe that Adjusted EBITDA is a common measure used by investors and analysts to evaluate our performance, that it provides a more complete understanding of the results of operations and trends affecting our business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure. Items excluded from Adjusted EBITDA are significant and necessary components to the operations of our business and, therefore, Adjusted EBITDA should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income. Other companies may calculate Adjusted EBITDA differently and, therefore, our Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

We define non-GAAP net income as net income attributable to Blucora, Inc., determined in accordance with GAAP, excluding the effects of discontinued operations, stock-based compensation, amortization of acquired intangible assets (including acquired technology), accretion of debt discount and accelerated accretion of debt discount on the Convertible Senior Notes, gain on Convertible Senior Notes repurchased, restructuring costs, the impact of noncontrolling interests, the related cash tax impact of those adjustments, and non-cash income taxes. Restructuring costs relate to the upcoming move of our corporate headquarters, which was announced in the fourth quarter of 2016. We exclude the non-cash portion of income taxes because of our ability to offset a substantial portion of our cash tax liabilities by using deferred tax assets, which primarily consist of U.S. federal net operating losses. The majority of these net operating losses will expire, if unutilized, between 2020 and 2024.

We believe that non-GAAP net income and non-GAAP net income per share provide meaningful supplemental information to management, investors, and analysts regarding our performance and the valuation of our business by excluding items in the statement of operations that we do not consider part of our ongoing operations or have not been, or are not expected to be, settled in cash. Additionally, we believe that non-GAAP net income and non-GAAP net income per share are common measures used by investors and analysts to evaluate our performance and the valuation of our business. Non-GAAP net income should be evaluated in light of our financial results prepared in accordance with GAAP and should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income. Other companies may calculate non-GAAP net income differently, and, therefore, our non-GAAP net income may not be comparable to similarly titled measures of other companies.

(2) As presented in the Preliminary Condensed Consolidated Statements of Operations (unaudited).

(3) Other loss, net primarily includes items such as interest income, interest expense, amortization of debt issuance costs, accretion of debt discounts, and gain/loss on debt extinguishment and modification expense.